SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

March 5, 2010
--------------------------------------------------------
Date of Report (date of earliest event reported)

American TonerServ Corp.
--------------------------------------------------------------
Exact name of Registrant as Specified in its Charter

Delaware	333-120688	33-0686105
------------------------------	-------------------	--------------------------
State or Other Jurisdiction	Commission File	IRS Employer Identification
of Incorporation	Number	Number

420 Aviation Boulevard, Suite 103, Santa Rosa, California 95403
-------------------------------------------------------------------------------
Address of Principal Executive Offices, Including Zip Code

(800) 736-3515
----------------------------------------------------------------
Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            On March 5, 2010, American TonerServ Corp. (the "Company") issued a Promissory Note to the James E. Berger and Joann E. Berger Trust (the "Berger Trust") for $1,000,000 in exchange for a loan of that amount to the Company.  The funds from this loan are being held by a bank to secure stand-by letters of credits from that bank.  Previously, the Berger Trust had deposited the funds directly with the bank as security for the stand-by letters of credit.  The Promissory Note is due on March 5, 2011 and bears interest at 10% per annum.  One-half of the interest on the notes is payable on a monthly basis, and the remaining interest is payable at maturity along with the principal.

            As additional consideration for the loan, the Berger Trust received warrants to purchase 2,000,000 shares of the Company's common stock at $0.05 per share.  The warrants are exercisable through March 5, 2015.  The Berger Trust had previously received warrants to purchase a total of 5,000,000 warrants to purchase shares of common stock exercisable at $0.18 per share for providing the deposits to secure the stand-by letters of credit.  As a result, the Berger Trust now holds warrants to purchase a total of 7,000,000 shares of the Company's common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN TONERSERV CORP.

Dated: March 11, 2010	By:	/s/ Ryan Vice
Ryan Vice, Chief Financial Officer